Exhibit 99.1

FOR IMMEDIATE RELEASE

Organogenesis Holdings Inc. Reports Second Quarter 2024 Financial Results

CANTON, Mass., (August 8, 2024) -- Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine company focused on the development, manufacture, and commercialization of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, today reported financial results for the second quarter ended June 30, 2024.

Second Quarter 2024 Financial Results Summary:

•
Net revenue of $130.2 million for the second quarter of 2024, an increase of $12.9 million compared to net revenue of $117.3 million for the second quarter of 2023. Net revenue for the second quarter of 2024 consists of:
o
Net revenue from Advanced Wound Care products of $123.2 million, an increase of 12% from the second quarter of 2023.
o
Net revenue from Surgical & Sports Medicine products of $7.0 million, a decrease of 3% from the second quarter of 2023.
•
Net loss of $17.0 million for the second quarter of 2024, compared to net income of $5.3 million for the second quarter of 2023, a decrease in net income of $22.4 million.
•
Adjusted net income1 of $0.2 million for the second quarter of 2024, compared to adjusted net income of $6.1 million for the second quarter of 2023, a decrease in adjusted net income of $5.9 million.
•
Adjusted EBITDA of $15.6 million for the second quarter of 2024, compared to Adjusted EBITDA of $15.4 million for the second quarter of 2023, an increase of $0.2 million.

“Our progress in the second quarter reflects strong execution and validation of our strategy to expand customer relationships by emphasizing the value of our differentiated products,” said Gary S. Gillheeney, Sr., President and Chief Executive Officer of Organogenesis.

Mr. Gillheeney, Sr. continued: “We continue building momentum in a challenging operating environment while achieving major clinical milestones and advancing the ReNu development program. Although we expect near-term variability in the skin substitutes market, we are extremely pleased with our progress in the first half of the year and are confident in our ability to navigate that complexity while working to expand our extensive body of clinical evidence supporting meaningful solutions that improve patients’ lives.”

1Defined as GAAP net loss adjusted to exclude the effect of amortization, restructuring charges, write-down of capitalized software costs, and impairment of building and improvements, and the resulting income taxes on these items.

Second Quarter 2024 Financial Results:

	Three Months Ended June 30,		Change
	2024	2023	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$123,237	$110,075	$13,162	12%
Surgical & Sports Medicine	6,997	7,241	(244)	(3%)
Net revenue	$130,234	$117,316	$12,918	11%

	Six Months Ended June 30,		Change
	2024	2023	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$227,101	$210,992	$16,109	8%
Surgical & Sports Medicine	13,109	13,966	(857)	(6%)
Net revenue	$240,210	$224,958	$15,252	7%

Net revenue for the second quarter of 2024 was $130.2 million, compared to $117.3 million for the second quarter of 2023, an increase of $12.9 million, or 11%. The increase in net revenue was driven by an increase of $13.2 million, or 12%, in net revenue for Advanced Wound Care products partially offset by a decrease of $0.2 million, or 3%, in net revenue for Surgical & Sports Medicine products.

Gross profit for the second quarter of 2024 was $101.0 million, or 78% of net revenue, compared to $91.0 million, or 78% of net revenue for the second quarter of 2023, an increase of $10.0 million, or 11%.

Operating expenses for the second quarter of 2024 were $114.9 million compared to $81.3 million for the second quarter of 2023, an increase of $33.7 million, or 41%. R&D expense was $15.6 million for the second quarter of 2024, compared to $10.9 million for the second quarter of 2023, an increase of $4.6 million, or 42%. Selling, general and administrative expenses were $76.5 million for the second quarter of 2024, compared to $70.3 million for the second quarter of 2023, an increase of $6.2 million, or 9%. For the three months ended June 30, 2024, the Company recorded impairment and write down expenses of $18.8 million and $4.0 million, respectively.

Operating loss for the second quarter of 2024 was $13.9 million, compared to operating income of $9.7 million for the second quarter of 2023, a decrease in operating income of $23.6 million, or 243%.

Total other expense, net, for the second quarter of 2024 was $0.6 million, relatively consistent with $0.6 million for the second quarter of 2023.

Net loss for the second quarter of 2024 was $17.0 million, or $(0.13) per share, compared to net income of $5.3 million, or $0.04 per share, for the second quarter of 2023, a decrease in net income of $22.4 million, or $(0.17) per share.

Adjusted net income of $0.2 million for the second quarter of 2024, compared to $6.1 million for the second quarter of 2023, a decrease of $5.9 million, or 97%.

Adjusted EBITDA was $15.6 million for the second quarter of 2024, compared to $15.4 million for the second quarter of 2023, an increase of $0.2 million, or 1%.

As of June 30, 2024, the Company had $90.5 million in cash, cash equivalents and restricted cash and $63.5 million in debt obligations, compared to $104.3 million in cash, cash equivalents and restricted cash and $66.2 million in debt obligations as of December 31, 2023.

First Half 2024 Financial Results:

	Six Months Ended June 30,		Change
	2024	2023	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$227,101	$210,992	$16,109	8%
Surgical & Sports Medicine	13,109	13,966	(857)	(6%)
Net revenue	$240,210	$224,958	$15,252	7%

Net revenue for the six months ended June 30, 2024 was $240.2 million, compared to $225.0 million for the six months ended June 30, 2023, an increase of $15.3 million, or 7%. The increase in net revenue was driven by an increase of $16.1 million, or 8%, in net revenue for Advanced Wound Care products partially offset by a decrease of $0.9 million, or 6%, in net revenue for Surgical & Sports Medicine products.

Gross profit for the six months ended June 30, 2024 was $182.3 million, or 76% of net revenue, compared to $172.0 million, or 76% of net revenue for six months ended June 30, 2023, an increase of $10.3 million, or 6%.

Operating expenses for the six months ended June 30, 2024 were $200.1 million compared to $166.3 million for the six months ended June 30, 2023, an increase of $33.8 million or 20%. R&D expense was $28.4 million for the six months ended June 30, 2024, compared to $22.1 million for the six months ended June 30, 2023, an increase of $6.3 million, or 29%. Selling, general and administrative expenses were $148.9 million for the six months ended June 30, 2024, compared to $144.2 million for the six months ended June 30, 2023, an increase of $4.7 million, or 3%. For the six months ended June 30, 2024, the Company recorded impairment and write down expenses of $18.8 million and $4.0 million, respectively.

Operating loss for the six months ended June 30, 2024 was $17.7 million, compared to operating income of $5.7 million for the six months ended June 30, 2023, a decrease in operating income of $23.5 million, or 409%.

Total other expense, net, for the six months ended June 30, 2024 was $1.1 million compared to $1.2 million for the six months ended June 30, 2023, a decrease in other expense, net of $0.1 million, or 8%.

Net loss for the six months ended June 30, 2024 was $19.1 million, or $(0.14) per share, compared to net income of $2.3 million or $0.02 per share, for the six months ended June 30, 2023, a decrease in net income of $21.5 million, or $(0.16) per share.

Adjusted net loss of $1.2 million for the six months ended June 30, 2024, compared to adjusted net income of $5.4 million for the six months ended June 30, 2023, a decrease in adjusted net income of $6.7 million, or 124%.

Adjusted EBITDA was $18.2 million for the six months ended June 30, 2024, compared to $19.2 million for the six months ended June 30, 2023, a decrease of $1.0 million, or 5%.

As of June 30, 2024, the Company had $90.5 million in cash, cash equivalents and restricted cash and $63.5 million in debt obligations, compared to $104.3 million in cash, cash equivalents and restricted cash and $66.2 million in debt obligations as of December 31, 2023.

Fiscal Year 2024 Guidance:

For the year ending December 31, 2024 the Company is reaffirming its prior revenue guidance and updating its profitability guidance and expects:

•
Net revenue between $445.0 million and $470.0 million, representing an increase of approximately 3% to 9% year-over-year, as compared to net revenue of $433.1 million for the year ended December 31, 2023.
o
The 2024 net revenue guidance range assumes:
▪
Net revenue from Advanced Wound Care products between $415.0 million and $435.0 million, an increase of 2% to 7% year-over-year as compared to net revenue of $405.5 million for the year ended December 31, 2023.
▪
Net revenue from Surgical & Sports Medicine products between $30.0 million and $35.0 million, an increase of 9% to 27% year-over-year as compared to net revenue of $27.6 million for the year ended December 31, 2023.
•
Net loss between $(27.0) million and $(12.0) million and adjusted net income (loss) between $(8.0) million and $7.0 million.
•
EBITDA between $(17.0) million and $2.0 million and Adjusted EBITDA between $16.0 million and $35.0 million.

Second Quarter Earnings Conference Call:

Management will host a conference call at 5:00 p.m. Eastern Time on August 8th to discuss the results of the quarter, and provide a corporate update with a question and answer session. Those who would like to participate may access the live webcast by visiting www.investors.organogenesis.com or by calling (800) 715-9871 and providing access code 6679912. The live webcast can also be accessed via the company's website at investors.organogenesis.com. The webcast will be archived on the company website for approximately one year.

ORGANOGENESIS HOLDINGS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$89,902	$103,840
Restricted cash	575	498
Accounts receivable, net	105,945	81,999
Inventories, net	26,883	28,253
Prepaid expenses and other current assets	10,889	10,454
Total current assets	234,194	225,044
Property and equipment, net	89,947	116,228
Intangible assets, net	14,136	15,871
Goodwill	28,772	28,772
Operating lease right-of-use assets, net	36,572	40,118
Deferred tax asset, net	33,691	28,002
Other assets	5,851	5,990
Total assets	$443,163	$460,025
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of term loan	$5,758	$5,486
Current portion of finance lease obligations	1,125	1,081
Current portion of operating lease obligations - related party	7,357	8,413
Current portion of operating lease obligations	4,081	4,731
Accounts payable	29,390	30,724
Accrued expenses and other current liabilities	38,016	30,074
Total current liabilities	85,727	80,509
Term loan, net of current portion	57,731	60,745
Finance lease obligations, net of current portion	1,314	1,888
Operating lease obligations, net of current portion - related party	10,139	11,954
Operating lease obligations, net of current portion	23,483	25,053
Other liabilities	1,268	1,213
Total liabilities	179,662	181,362
Commitments and contingencies (Note 15)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 133,302,786 and 132,044,944 shares issued; 132,574,238 and 131,316,396 shares outstanding at June 30, 2024 and December 31, 2023, respectively	13	13
Additional paid-in capital	323,602	319,621
Accumulated deficit	(60,114)	(40,971)
Total stockholders’ equity	263,501	278,663
Total liabilities and stockholders’ equity	$443,163	$460,025

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenue	$130,234	$117,316	$240,210	$224,958
Cost of goods sold	29,198	26,316	57,894	52,923
Gross profit	101,036	91,000	182,316	172,035
Operating expenses:
Selling, general and administrative	76,540	70,317	148,862	144,151
Research and development	15,587	10,938	28,397	22,140
Impairment of property and construction	18,842	—	18,842	—
Write down of capitalized internal-use software costs	3,959	—	3,959	—
Total operating expenses	114,928	81,255	200,060	166,291
Income (loss) from operations	(13,892)	9,745	(17,744)	5,744
Other expense, net:
Interest expense, net	(620)	(594)	(1,134)	(1,243)
Other income (expense), net	(28)	28	(5)	51
Total other expense, net	(648)	(566)	(1,139)	(1,192)
Net income (loss) before income taxes	(14,540)	9,179	(18,883)	4,552
Income tax expense	(2,503)	(3,863)	(260)	(2,205)
Net income (loss) and comprehensive income (loss)	$(17,043)	$5,316	$(19,143)	$2,347

Net income (loss) per share:
Basic	$(0.13)	$0.04	$(0.14)	$0.02
Diluted	$(0.13)	$0.04	$(0.14)	$0.02
Weighted-average common shares outstanding
Basic	132,573,153	131,293,398	132,217,463	131,189,405
Diluted	132,573,153	133,066,010	132,217,463	132,475,908

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

(amounts in thousands, except share and per share data)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(19,143)	$2,347
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,438	4,922
Amortization of intangible assets	1,735	2,459
Reduction in the carrying value of right-of-use assets	4,364	3,893
Non-cash interest expense	209	215
Deferred interest expense	213	245
Provision recorded for credit losses	2,032	190
Deferred tax benefit	(5,689)	—
Loss on disposal of property and equipment	434	65
Adjustment for excess and obsolete inventories	4,469	3,464
Stock-based compensation	4,975	4,213
Impairment of property and construction (Note 6)	18,842	—
Write down of capitalized internal-use software costs (Note 6)	3,959	—
Changes in operating assets and liabilities:
Accounts receivable	(25,978)	(4,970)
Inventories	(2,009)	(4,045)
Prepaid expenses and other current assets and other assets	(436)	(2,874)
Operating leases	(5,908)	(4,178)
Accounts payable	(2,147)	(3,535)
Accrued expenses and other current liabilities	8,162	1,091
Other liabilities	54	67
Net cash provided by (used in) operating activities	(5,424)	3,569
Cash flows from investing activities:
Purchases of property and equipment	(4,102)	(15,061)
Net cash used in investing activities	(4,102)	(15,061)
Cash flows from financing activities:
Payments of term loan under the 2021 Credit Agreement	(2,813)	(1,875)
Payments of withholding taxes in connection with RSUs vesting	(1,174)	(332)
Proceeds from the exercise of stock options	180	—
Principal repayments of finance lease obligations	(528)	(83)
Net cash used in financing activities	(4,335)	(2,290)
Change in cash, cash equivalents and restricted cash	(13,861)	(13,782)
Cash, cash equivalents, and restricted cash, beginning of period	104,338	103,290
Cash, cash equivalents, and restricted cash, end of period	$90,477	$89,508
Supplemental disclosure of cash flow information:
Cash paid for interest	$2,744	$2,608
Cash paid for income taxes	$4,796	$3,022
Supplemental disclosure of non-cash investing and financing activities:
Cumulative effect adjustment for adoption of ASU No. 2016-13	$—	$615
Purchases of property and equipment included in accounts payable and accrued expenses	$709	$1,882
Right-of-use assets obtained through operating lease obligations	$817	$4,253

Non-GAAP Financial Measures

Our management uses financial measures that are not in accordance with generally accepted accounting principles in the United States, or GAAP, in addition to financial measures in accordance with GAAP to evaluate our operating results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. Our management uses Adjusted EBITDA, adjusted net income (loss), and non-GAAP operating income to evaluate our operating performance and trends and make planning decisions. Our management believes Adjusted EBITDA, adjusted net income (loss), and non-GAAP operating income help identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude. Accordingly, we believe that Adjusted EBITDA, adjusted net income (loss), and non-GAAP operating income provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making.

The following table presents a reconciliation of GAAP net income (loss) to non-GAAP EBITDA and non-GAAP Adjusted EBITDA, for the periods presented:

`	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited, in thousands)
Net income (loss)	$(17,043)	$5,316	$(19,143)	$2,347
Interest expense, net	620	594	1,134	1,243
Income tax expense	2,503	3,863	260	2,205
Depreciation and amortization	3,366	2,228	6,438	4,922
Amortization of intangible assets	834	1,229	1,735	2,459
EBITDA	(9,720)	13,230	(9,576)	13,176
Stock-based compensation expense	2,568	2,299	4,975	4,213
Restructuring charge (1)	—	(126)	—	1,782
Impairment of building and improvements (2)	18,842	—	18,842	—
Write-down of capitalized software costs (3)	3,959	—	3,959	—
Adjusted EBITDA	$15,649	$15,403	$18,200	$19,171

(1) Amount reflects employee severance, retention and benefits as well as other exit costs associated with the Company’s restructuring activities.

(2) Amount reflects the impairment of a purchased building and associated unfinished construction work.

(3) Amount reflects the write-down of costs previously capitalized in the development of internal-use software, that the Company determined have no future value.

The following table presents a reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss), for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited, in thousands)
Net income (loss)	$(17,043)	$5,316	$(19,143)	$2,347
Amortization	834	1,229	1,735	2,459
Restructuring charge (1)	—	(126)	—	1,782
Impairment of building and improvements (2)	18,842	—	18,842	—
Write-down of capitalized software costs (3)	3,959	—	3,959	—
Tax on above	(6,381)	(298)	(6,625)	(1,145)
Adjusted net income (loss)	$211	$6,121	$(1,232)	$5,443

(1) Amount reflects employee severance, retention and benefits as well as other exit costs associated with the Company’s restructuring activities.

(2) Amount reflects the impairment of a purchased building and associated unfinished construction work.

(3) Amount reflects the write-down of costs previously capitalized in the development of internal-use software, that the Company determined have no future value.

The following table presents a reconciliation of GAAP income (loss) from operations to non-GAAP operating income, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited, in thousands)
Income (loss) from operations	$(13,892)	$9,745	$(17,744)	$5,744
Amortization of intangible assets	834	1,229	1,735	2,459
Restructuring charge (1)	—	(126)	—	1,782
Impairment of building and improvements (2)	18,842	—	18,842	—
Write-down of capitalized software costs (3)	3,959	—	3,959	—
Non-GAAP operating income	$9,743	$10,848	$6,792	$9,985

(1) Amount reflects employee severance, retention and benefits as well as other exit costs associated with the Company’s restructuring activities.

(2) Amount reflects the impairment of a purchased building and associated unfinished construction work.

(3) Amount reflects the write-down of costs previously capitalized in the development of internal-use software, that the Company determined have no future value.

The following table presents a reconciliation of projected GAAP net income (loss) to projected non-GAAP EBITDA and projected non-GAAP Adjusted EBITDA included in our guidance for the year ending December 31, 2024:

	Year Ended December 31,
	2024L	2024H
Net loss	$(27,000)	$(12,000)
Interest expense, net	3,000	2,000
Income tax expense	(6,000)	(1,000)
Depreciation and amortization	10,000	10,000
Amortization of intangible assets	3,000	3,000
EBITDA	$(17,000)	$2,000
Stock-based compensation expense	10,000	10,000
Impairment of building and improvements	19,000	19,000
Write-down of capitalized software costs	4,000	4,000
Adjusted EBITDA	$16,000	$35,000

The following table presents a reconciliation of projected GAAP net loss to projected non-GAAP adjusted net income (loss) included in our guidance for the year ending December 31, 2024:

	Year Ending December 31,
	2024L	2024H
Net loss	$(27,000)	$(12,000)
Amortization of intangible assets	3,000	3,000
Impairment of building and improvements	19,000	19,000
Write-down of capitalized software costs	4,000	4,000
Tax on above	(7,000)	(7,000)
Adjusted net income (loss)	$(8,000)	$7,000

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected revenue, net income (loss), adjusted net income (loss), EBITDA, and Adjusted EBITDA for fiscal 2024 and the breakdown of expected revenue in both its Advanced Wound Care and Surgical & Sports Medicine categories. Forward-looking statements with respect to the operations of the Company, strategies, prospects, and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact of any changes to the coverage and reimbursement levels for the Company’s products (including as a result of the recently proposed LCDs); (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the Company has incurred losses in the current period and prior periods and may incur losses in the future; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (9) the Company’s ability to maintain production or obtain supply of its products in sufficient quantities to meet demand; (10) any resurgence of the COVID-19 pandemic and its impact, if any, on the Company’s fiscal condition and results of operations; (11) the impact of the suspension of commercialization of: (a) ReNu and NuCel in connection with the expiration of the FDA’s enforcement grace period for HCT/Ps on May 31, 2021 and (b) Dermagraft in the second quarter of 2022 pending transition of manufacturing to a new manufacturing facility or a third-party manufacturer; (12) whether the Company is able to obtain regulatory approval for and successfully commercialize ReNu; and (13) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2023 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company focused on the development, manufacture, and commercialization of solutions for the advanced wound care and surgical and sports medicine markets. Organogenesis offers a comprehensive portfolio of innovative regenerative products to address patient needs across the continuum of care. For more information, visit www.organogenesis.com.

Investor Inquiries:
Westwicke Partners
Mike Piccinino, CFA
OrganoIR@westwicke.com
443-213-0500

Press and Media Inquiries:
Organogenesis

communications@organo.com